NEWS RELEASE

Company Contacts: Jeffrey Hall

Chief Financial Officer

(408) 875-6800

Jeff.Hall@kla-tencor.com

Meggan Powers (Media)

Sr. Director, Corporate Communications

(408) 875-9037

Meggan.Powers@kla-tencor.com

FOR IMMEDIATE RELEASE

KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR

THIRD QUARTER FISCAL YEAR 2008

SAN JOSE, Calif., February 13, 2008--KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share on its common stock payable on March 3, 2008 to KLA-Tencor stockholders of record on February 25, 2008.

About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the NASDAQ Global Select Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com.